CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (the "Registration Statement") of AARP Growth Trust comprised of AARP Balanced Stock and Bond Fund, AARP Growth and Income Fund, AARP U.S. Stock Index Fund,, AARP Capital Growth Fund, AARP Small Company Stock Fund, AARP Global Growth Fund, and AARP International Stock Fund (formerly AARP International Growth and Income Fund) of our report dated November 8, 1999, on the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to the Shareholders of AARP Balanced Stock and Bond Fund, AARP Growth and Income Fund, AARP U.S. Stock Index Fund, AARP Capital Growth Fund, AARP Small Company Stock Fund, AARP Global Growth Fund, and AARP International Stock Fund (formerly AARP International Growth and Income Fund), which is also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.







/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 27, 2000